Exhibit 99.1
Femasys’ FemCerv Endocervical Tissue Sampler for Cervical Cancer Diagnosis Receives Product Approval in Canada

- FemCerv® is the first endocervical tissue sampler designed to collect and contain a comprehensive sample to maximize quality and quantity -

ATLANTA, May 3, 2023 -- Femasys Inc. (NASDAQ: FEMY), a biomedical company aiming to meet women's needs by developing a suite of products and product candidates that include minimally invasive, in-office technologies for reproductive health, today announced that Health Canada, the Public Health Agency of Canada, has granted product approval of FemCerv®, the first endocervical tissue sampler (curette) designed to collect and contain a comprehensive sample to maximize quality and quantity. FemCerv captures a tissue sample in a relatively pain-free manner and has the potential to be an improvement over the existing standard of care to diagnose the presence of cancerous cells in a woman’s cervix.

“We are delighted to gain another product approval in Canada, with FemCerv now available to women throughout all of North America as a more advanced alternative for tissue sampling to detect cervical cancer,” stated Kathy Lee-Sepsick, Femasys’ founder, president and, chief executive officer. “The current method for detection relies on antiquated tools that can be painful and result in an inadequate or contaminated sample, which may lead to missed diagnosis and unnecessary invasive procedures. Femasys continues to build out our commercial suite of products to bring much-needed technologies to women.”

If a woman’s pap smear is abnormal, she generally needs to undergo a colposcopy, which often includes endocervical curettage or taking a tissue sample from the highly sensitive cervical canal. The tools available to collect this tissue are limited and can cause pain, bleeding and extreme discomfort, as well as result in an inadequate or contaminated sample. Further, should sample contamination occur, this would require subsequent tests and office visits to obtain additional samples. FemCerv can be used in conjunction with colposcopy and is intended to capture and protect a comprehensive 360-degree tissue sample for maximization of the quality and quantity, in a relatively pain-free office visit.

About FemCerv®

FemCerv is the first U.S. Food and Drug Administration-cleared endocervical tissue sampler designed to improve tissue quality and quantity in a pain-free manner that has the potential to be an improvement over the existing standard of care. FemCerv can be used in conjunction with colposcopy and is intended to capture and protect a comprehensive 360-degree tissue sample in a relatively pain-free office visit. FemCerv features an expandable collection chamber that is exposed during sampling and closed during removal for containment of cervical cells and tissue.

About Femasys

Femasys Inc. is a biomedical company aiming to meet women's needs worldwide by developing a suite of products and product candidates that include minimally invasive, in-office technologies for reproductive health. Its two lead product candidates are FemBloc® permanent birth control and FemaSeed® localized directional insemination for infertility. The Company’s products currently marketed in the United States include FemVue® for fallopian tube assessment by ultrasound, which can be used in conjunction with FemCath™, an intrauterine catheter for selective evaluation of the fallopian tubes, and FemCerv®, an endocervical tissue sampler that is the first product of the technology platform for tissue sampling. To learn more, visit www.femasys.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our product candidates; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022 and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors

Chuck Padala
LifeSci Advisors, LLC
917-741-7792
chuck@lifesciadvisors.com

Femasys Inc.

Investor Contact:
IR@femasys.com

Media Contact:
Media@femasys.com